UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2005

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8

(Address of principal executive offices and Zip Code)

604-639-3118

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 19, 2005, we closed a private placement consisting of 1,650,000 shares of our common stock at a price of $2.00 per share. The shares were issued to three accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The gross proceeds from the private placement will be used to fund our pilot well program in Coos Bay, Oregon. As a condition of the private placement, we agreed to file a registration statement registering the 1,650,000 shares of common stock issued, and to have the registration statement declared effective within 140 days of closing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

On July 12, 2005, by unanimous consent of the board of directors, our company created a class of Series C convertible preferred stock. The Series C Stock consists of 25,000 shares with a par value $.01 per share and have certain special rights and restrictions as set out in the Certificate of Designation set out in the Articles of Amendment. The Series C Stock became effective on July 13, 2005 with the filing of Articles of Amendment with the Colorado Secretary of State. A copy of the Articles of Amendment is attached as an exhibit to this current report.

Item 7.01 Regulation FD Fair Disclosure

On July 19, 2005, we closed a private placement with Cornell Capital Partners, LP resulting in the issuance of 12,500 shares of Series C Stock and gross proceeds of $12,500,000. The Series C Stock is convertible into common stock at any time by dividing the dollar amount being converted by the lower of $3.00 or 85% of the volume weighted average trading price per common share of our company for 5 trading days. The holder of the Series C Stock may only convert up to $950,000 of Series C Stock into common shares in any 30 day period. Each share of Series C Stock will automatically convert into shares of our common stock at the conversion price then in effect two years from the date of issuance of each share. Our company may redeem the Series C Stock by paying 120% of the invested amount together with any unpaid dividends. As a condition of the private placement, we agreed to file a registration statement within 60 days registering the 12,500 shares of common stock issued, and to have the registration statement declared effective within 140 days of closing.

The gross proceeds of the private placement will be paid as follows:

(i) $6,000,000 was paid on closing;

(ii) $3,500,000 on the second business day prior to the filing date of the registration statement; and

(iii) $3,000,000 on the effective date of the registration statement.

The gross proceeds from the private placement will be used to fund our Coos Bay program and for general working capital.

The shares were issued to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

The Investment Agreement and Registration Rights Agreement are attached as exhibits to this current report.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Amendment filed with the Colorado Secretary of State on July 13, 2005.

10.1 Form of Securities Purchase Agreement entered into between Torrent Energy Corp. and each of Placer Creek Partners, L.P., Placer Creek Investors (Bermuda) L.P. and SDS Capital Group SPC, Ltd.

10.2 Investment Agreement dated July 12, 2005 between Torrent Energy Corp. and Cornell Capital Partners, LP.

10.3 Registration Rights Agreement dated July 12, 2005 between Torrent Energy Corp. and Cornell Capital Partners, LP.

99.1 News release dated July 20¸ 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson

Mark Gustafson,

Chief Executive Officer, President and Director

Date: July 20, 2005